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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of U.S. Office Products Company of our report dated February 2, 1996, relating to the financial statements of School Specialty, Inc., which appear in the Current Report on Form 8-K, dated September 23, 1996 of U.S. Office Products Company.

Milwaukee, Wisconsin                   /s/ Ernst & Young LLP
September 26, 1996                     ERNST & YOUNG LLP